UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2024

Apollo Global Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41197	86-3155788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  9 West 57th Street, 42nd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APO	New York Stock Exchange
6.75% Series A Mandatory Convertible Preferred Stock	APO.PRA	New York Stock Exchange
7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053	APOS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On February 8, 2024, Apollo Global Management, Inc. (“Apollo”) furnished, on a Current Report on Form 8-K, a detailed earnings presentation announcing its financial results for the fourth quarter and full year ended December 31, 2023 (the “Original Presentation”).

Subsequent to the Original Presentation and upon completing the review of the impact of the Corporate Income Tax Act 2023 enacted by the Government of Bermuda on December 27, 2023 (“Bermuda Corporate Income Tax”), Apollo identified a change in the estimate of its deferred tax assets as of December 31, 2023 compared to the amount reported in the Original Presentation. As a result of this change, Apollo’s estimated deferred tax asset related to the enactment of the Bermuda Corporate Income Tax as of December 31, 2023 was reduced from $1.9 billion to $1.8 billion, which resulted in a $129 million reduction in Apollo’s income tax benefit. Reflecting this change, Apollo’s income tax benefit for the fourth quarter and year ended December 31, 2023 has been revised to $1,620 million (from $1,749 million) and $923 million (from $1,052 million), respectively. As a result of this change, Apollo's net income (loss) in the GAAP Income Statement and all line items based thereon for the fourth quarter and year ended December 31, 2023 have also been revised. Other than as discussed herein, no other changes have been made to the Original Presentation, including Apollo’s Adjusted Net Income, Fee Related Earnings, Spread Related Earnings or Principal Investing Income.

After reflecting this change in estimate, Apollo’s net income attributable to Apollo Global Management, Inc. common stockholders for the fourth quarter and year ended December 31, 2023 was revised to $2,732 million (from $2,861 million) and $5,001 million (from $5,130 million), respectively.

The Company is filing this Current Report on Form 8-K solely to update the Original Presentation for the revised estimate of its deferred tax assets related to the Bermuda Corporate Income Tax, as discussed above. A copy of the revised earnings presentation is available on the Investor Relations section of Apollo’s website.

The information included in Item 2.02 “Results of Operations and Financial Condition” of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.
Date: February 27, 2024	By:	/s/ Martin Kelly
Martin Kelly
Chief Financial Officer